UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Luby’s, Inc.

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Luby’s Announces Preliminary Results from Annual Meeting

Shareholders Supported the Election of All Nine of the Company’s Nominees Based on Preliminary Vote Count

HOUSTON, TX – January 25, 2019 – Luby’s, Inc. (NYSE: LUB) (“Luby’s” or the “Company”) today announced that based on the preliminary vote count at the Company’s 2019 Annual Meeting of Shareholders reviewed by its proxy solicitor, shareholders have supported the election of all nine of the Company’s director nominees: Gerald W. Bodzy, Judith B. Craven, M.D., Twila Day, Jill Griffin, Frank Markantonis, Joe C. McKinney, Gasper Mir, III, Christopher J. Pappas and Harris J. Pappas.

Gasper Mir, III, Independent Chairman of Luby’s, said, “We greatly appreciate the candid and valuable perspectives that shareholders provided to us throughout this election and we appreciate the support that we received from shareholders. Our goal as a Company and a Board is to be responsive to shareholder feedback and continue these dialogues, particularly as we conduct the previously announced search to add two new independent directors to the Board. We will welcome the input and views of Bandera Partners during our Board refreshment process and will be seeking to engage further with them in the near-term.”

Christopher J. Pappas, CEO of Luby’s, said, “With this annual election now completed, our full focus returns to executing our turnaround plan for the business and ensuring that we have our right Board composition to oversee our strategy. Our goal is to create value for all shareholders, and we will be working tirelessly to achieve this by improving our operating results and helping Luby’s reach its full potential.”

The preliminary voting results also indicate that at the Annual Meeting shareholders approved the non-binding advisory vote to approve the Company’s executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm. According to the preliminary voting results, shareholders did not approve the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for shareholders to remove directors. In order to be approved, this proposal required the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares.

The Company intends to file the voting results, as tabulated by the Company’s independent Inspector of Elections, on a Form 8-K with the Securities and Exchange Commission.

Luby’s is represented by Sidley Austin LLP.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 142 restaurants nationally: 82 Luby’s Cafeterias and 59 Fuddruckers. The Company is also the franchisor for 104 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Panama, and Colombia. Luby's Culinary Contract Services provides food service management to 30 sites consisting of healthcare, higher education, sport stadiums, and corporate dining locations.

Forward-Looking Statements

This press release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions. Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts

Investors:

Morrow Sodali

Charlie Koons / Mike Verrechia
Toll Free: (800) 662-5200

Direct: (203) 658-9400
lub@morrowsodali.com

Media:

Sloane & Company
Dan Zacchei / Joe Germani

212-486-9500
dzacchei@sloanepr.com / jgermani@sloanepr.com